Fontanella and Babitts CERTIFIED PUBLIC ACCOUNTANTS	534 Union Boulevard Totowa Boro, New Jersey 07512 Tel: (973) 595-5300 Fax: (973) 595-5890

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-132059 and 333-119839) of our report, dated December 19, 2007, on the consolidated financial statements of Roebling Financial Corp, Inc. (the “Registrant”) at and for the fiscal year ended September 30, 2007 which report is incorporated by reference into the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007.

December 21, 2007